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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Great-West Life & Annuity Insurance Capital I and GWL&A Financial Inc. of (i) our reports dated January 25, 1999, appearing and incorporated by reference in Registration Statement Nos. 333-64473 and 333-64473-01, and (ii) the reference to us under the heading "Experts" as contained in Registration Statement Nos. 333-64473 and 333-64473-01.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 29, 1999